Exhibit 99.1

FOR IMMEDIATE RELEASE: Dec. 1, 2020

Intelsat Completes Acquisition of Gogo Commercial Aviation, Announces Leadership Appointments

Intelsat is now the leading global provider of inflight broadband services to commercial airlines

McLean, Va. – Intelsat (OTC: INTEQ) today completed its acquisition of the Commercial Aviation business of Gogo (NASDAQ: GOGO), creating the world’s leading provider of inflight broadband connectivity to the commercial aviation industry.

The closing of the $400 million cash deal brings together two complementary enterprises — the world’s largest satellite operator with the leading provider of commercial inflight broadband and entertainment services — to deliver unprecedented innovation and long-term value to commercial airlines.

“Combining Intelsat’s next-generation global telecommunications network with Gogo Commercial Aviation’s leading capabilities and airline relationships will create unprecedented innovation in inflight digital connectivity, unlocking exciting new growth and brand loyalty opportunities across the airline industry,” said Intelsat Chief Executive Stephen Spengler. “With our powerful, integrated offering, airlines will no longer need to trade off speed, reliability or availability for coverage, even when flying at full capacity in and out of the busiest airport hubs.”

The culmination of this transaction further propels Intelsat into vertically integrated managed mobility services, and deeper into the growing inflight connectivity market. Broadband connectivity for nine of the top 20 global airlines and an installed base of more than 3,000 commercial aircraft are now part of Intelsat’s portfolio of services.

Intelsat announced several leadership changes, effective today, as part of the deal close:

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John Wade will remain president of Gogo Commercial Aviation, now a division of Intelsat. In this role, he will manage all aspects of the business, including product, sales, account management, quality and service delivery. Wade has more than 30 years of experience in the aviation industry; he joined Gogo in 2008, serving as Chief Operating Officer and General Manager of Gogo’s Business Aviation division before assuming his current position.

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Bruno Fromont has been named Intelsat’s Chief Technology Officer. He will lead spectrum strategy, asset planning, product development and innovation. Fromont previously served as Intelsat’s Senior Vice President of Strategy and Planning, following vice president roles leading yield management, solutions development and asset management. Fromont has been a member of the Intelsat team for 20 years.

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Jon Cobin has been named Intelsat’s Chief Strategy Officer, leading the company’s corporate strategy and business development efforts. Cobin joins Intelsat from Gogo, where he served most recently as Chief Strategy Officer. Previously he held leadership positions within Gogo’s Commercial Aviation business, including Chief Commercial Officer. Cobin had been with Gogo for 11 years.

“Demand for inflight broadband is expected to grow at a double-digit rate over the next decade, and we remain committed to long-term success in broadband mobility services. With Gogo Commercial Aviation, we will bring our complementary and collective expertise to help solve our customers’ toughest inflight connectivity and entertainment challenges,” said Spengler. “Our ability to initiate, execute and rapidly finalize this transaction demonstrates the forward momentum that Intelsat has maintained over the course of this year.”

To learn more, visit www.intelsat.com/gogoca.

About Intelsat:

As the foundational architects of satellite technology, Intelsat operates the world’s largest and most advanced satellite fleet and connectivity infrastructure. We apply our unparalleled expertise and global scale to connect people, businesses, and communities, no matter how difficult the challenge. Intelsat is uniquely positioned to help our customers turn possibilities into reality – transformation happens when businesses, governments, and communities use Intelsat’s next-generation global network and managed services to build their connected future. Imagine here, with us, at Intelsat.com.

Forward-Looking Statements

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions, and estimates. Forward-looking statements contained herein concerning, among other things, the ultimate outcome and the benefits and cost savings of the transaction and future financial performance, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in international, national and regional economies, such as the impact of the COVID-19 pandemic, and our successful integration of Gogo’s commercial aviation business (including achievement of synergies and cost reductions, particularly while Intelsat S.A. and certain of its subsidiaries are undergoing a restructuring through Chapter 11 proceedings in U.S. Bankruptcy Court). Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports Intelsat S.A. (the “Company”) files with the U.S. Securities and Exchange Commission, including those in the Company’s most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company has no obligation to update or revise these forward-looking statements and does not undertake to do so.

Media Contact:

Melissa Longo - melissa.longo@intelsat.com; 240-308-1881

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